Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Greer Bancshares Incorporated (the “Company”), certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his or her knowledge on the date of this certification:

1.

The annual report of the Company on Form 10-K for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

The foregoing certification is made solely for purposes of § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and no person shall be entitled to rely upon the foregoing certification for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

/s/ George W. Burdette George W. Burdette President and Chief Executive Officer (Principal Executive) Date: March 18, 2014 /s/ J. Richard Medlock, Jr.
J. Richard Medlock, Jr.
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Date: March 18, 2014